CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-JUL-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       08-JUL-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002-1                    FOR THE PERIOD ENDED:  25-JUN-02
                                              LOCK-OUT DATE:         JUN-07

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                 CLASS I A-1       CLASS I A-2       CLASS I A-3     CLASS 1 A-4
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                 9,277,642.42        533,162.78        571,667.25      536,582.85

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                  1,559,860.52
    (B) PARTIAL PREPAYMENTS RECEIVED                               497,158.02
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)           4,621,327.00
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F) PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)           0.00
    (G) ACCELERATED PRINCIPAL PAYMENT                            1,809,825.12
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                    8,488,170.66              0.00              0.00             0.00

(C) INTEREST DISTRIBUTION                                          789,471.76        533,162.78        571,667.25        536,582.85
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                        789,471.76        533,162.78        571,667.25        536,582.85

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE        279,514,000.00    134,129,000.00    120,351,000.00     98,006,000.00
    LESS: PRINCIPAL DISTRIBUTION                                 8,488,170.66              0.00              0.00              0.00
                                                                -------------     -------------     -------------     -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE            271,025,829.34    134,129,000.00    120,351,000.00     98,006,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          833,333.33     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1           0.96963240
    SECTION 6.02 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-2           1.00000000
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-3           1.00000000
                                                                  ------------    CLASS I A-4           1.00000000
 TOTAL FEES DUE SERVICER                                           833,333.33     CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-5       CLASS I M-1     CLASS 1 B-1      CLASS 1 B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   189,866.67        195,466.67      194,666.67        225,866.67

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00              0.00

(C) INTEREST DISTRIBUTION                                          189,866.67        195,466.67        194,666.67        225,866.67
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                        189,866.67        195,466.67        194,667.67        225,866.67

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         32,000,000.00     32,000,000.00     32,000,000.00     32,000,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00              0.00
                                                                -------------     -------------     -------------      ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             32,000,000.00     32,000,000.00     32,000,000.00     32,000,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                           279,514,000.00           3.2800%
    SECTION 6.02 REIMBURSEMENT AMOUNT                           134,129,000.00           4.7700%
    REIMBURSEABLE FEES                                          120,351,000.00           5.7000%
                                                                 98,006,000.00           6.5700%
 TOTAL FEES DUE SERVICER                                         32,000,000.00           7.1200%
                                                                 32,000,000.00           7.3300%
                                                                 32,000,000.00           7.3000%
                                                                 32,000,000.00           8.4700%

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -

(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)

 TOTAL PRINCIPAL DISTRIBUTION
                                                                 3,236,751.32
(C) INTEREST DISTRIBUTION                                        3,236,751.32
    UNPAID INTEREST SHORTFALL

TOTAL INTEREST DISTRIBUTION
                                                                                      When                 VMF SPC
(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE          8,488,170.66            751,511,829.34
    LESS: PRINCIPAL DISTRIBUTION                                                      is less than
                                                                                         760,000,000.00
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE                                                0.10
                                                                                          76,000,000.00
(E) FEES DUE SERVICER                                                                 We can prepay
    MONTHLY SERVICING FEE                                                       Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                               Class A-1   3.280%   279,514,000.00   9,168,059
    SECTION 6.02 REIMBURSEMENT AMOUNT                               Class A-2   4.770%   134,129,000.00   6,397,953
    REIMBURSEABLE FEES                                              Class A-3   5.700%   120,351,000.00   6,860,007
                                                                    Class A-4   6.570%    98,006,000.00   6,438,994
 TOTAL FEES DUE SERVICER                                            Class A-5   7.120%    32,000,000.00   2,278,400
                                                                    Class A-6   7.330%    32,000,000.00   2,346,600
                                                                    Class B-1   7.300%    32,000,000.00   2,336,000
                                                                    Class B-2   8.470%    32,000,000.00   2,710,400

                                                                                         760,000,000.00  38,535,414  5.07%

CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-JUL-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       08-JUL-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002 A                    FOR THE PERIOD ENDED:  25-JUN-02



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               785     22,547,735       31-59 Days Delinquent      181        4,863,268
    60-89 Days Delinquent                               150      6,591,631       60-89 Days Delinquent       66        7,494,803
    90+ Days Delinquent                                   1         39,521       90+ Days Delinquent          0        2,753,493

    3-Month Avg Thirty-Day Delinquency Ratio           N/A                     3-Month Avg Thirty-Day Delinquency Ratio   N/A
    3-Month Avg Sixty-Day Delinquency Ratio            N/A                     3-Month Avg Sixty-Day Delinquency Ratio    N/A


(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                                       0.00           Acquisition Loss Amount
    Repossession Profits                                              0.00
                                                                                  Current Month Acquisition Loss Amount        0
(J) Principal Balance of Contracts in Repossession            1,507,490.99        Cumulative Acquisition Loss Amount           0

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio       0.00
                                                                                  Cumulative Realized Loss Ratio    0.00%
(L) (x) Class B-2 Formula Distribution Amount                   225,866.67
    (y) Remaining Amount Available                              225,866.67
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed                                   0             0.00

(Q) Principal Prepayments Paid                                5,118,485.02

(R) Scheduled Principal Payments                              1,559,860.52

(S) Weighted Average Interest Rate                                   9.98%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                7,454,050.01
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st          5,883,709.37

(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                               859.53
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                         694.77

(V) Principal Due Holders                                                            0.00
Less:
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Vanderbilt                                417,048.51
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Subservicer-21st                          364,009.86


(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                 833,333.33
   (iv)  Reimbursable Liquidation Expenses                                           0.00
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             833,333.33

Available Distribution Amount-Vanderbilt                                     6,204,527.70
Available Distribution Amount-Subservicer-21st                               5,520,394.28

To Class A And B                                                            11,724,921.98

Monthly Excess Cashflow                                                        713,450.94

Weighted Average Remaining Term (Months)                                             0.00

  Scheduled Balance Computation

  Prior Month Balance                                                      800,000,000.00


  Current Balance                                     793,497,829.81
     Adv Principal                                        235,648.35
     Del Principal                                        411,823.70
  Pool Scheduled Balance                                                   793,321,654.46


  Principal Payments In Full                            4,621,327.00
  Partial Prepayments                                     497,158.02

  Scheduled Principal                                   1,559,860.52

  Collateral Balance                                                       793,497,829.80

  Overcollateralization Amount                                              41,809,825.12
  Targeted Overcollateralization Amount                                     64,000,000.00
